UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2015, the Board of Directors (the “Board”) of Catabasis Pharmaceuticals, Inc. (the “Company”) granted an incentive stock option to Jill C. Milne, Ph.D., the Company’s President and Chief Executive Officer, to purchase 160,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with an exercise price of $14.05 per share, equal to the closing price of the Common Stock on the NASDAQ Global Market on the grant date.  Twenty-five percent of the shares will vest on the first anniversary of July 8, 2015 and the remainder will vest over the ensuing three years at a rate of 2.0833% per month.  The stock option was granted under the Company’s 2015 Stock Incentive Plan pursuant to the Company’s Form of Incentive Stock Option Agreement that was filed as Exhibit 10.8 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-204144) filed with the Securities and Exchange Commission on June 2, 2015 and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: July 21, 2015	By:	/s/ Ian C. Sanderson
Ian C. Sanderson
Chief Financial Officer

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